Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AGREEMENT (the "Amendment"), dated as of October 29, 2007, is by and among Luby's, Inc., a Delaware corporation (together with its subsidiaries, the "Company"), and Harris J. Pappas and Christopher J. Pappas, individuals residing in Houston, Texas (together, the "Noteholders").  Unless otherwise specifically defined herein, each term used herein which is defined in the Purchase Agreement (as defined below) shall have the meaning assigned to such term in the Purchase Agreement.

RECITALS

WHEREAS, each of the Noteholders has agreed to amend the Employment Agreement, dated November 11, 2005, between the Company and such Noteholder, to, among other things, extend his employment with the Company for one year, until August 31, 2009, without any increase in his annual base salary and without any other agreement as to compensation;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend that certain Purchase Agreement, dated March 9, 2001, by and between the Company and the Noteholders, as amended by the First Amendment to Purchase Agreement, dated as of June 7, 2004 (the "Purchase Agreement"), as follows:

1.           Amendment of Section 1.1 (Definitions).  The following definition in Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety, to read as follows:

""Maximum Percentage Ownership" means (i) prior to March 15, 2002, 25%, (ii) from March 15, 2002 and prior to October 29, 2007, 28%, and (iii) on or after October 29, 2007, 33%."

2.           Amendment of Section 5.4 (Standstill).  Section 5.4 of the Purchase Agreement is hereby amended to add the following paragraph at the end of such Section 5.4:

"(d)           Notwithstanding the foregoing, the Purchasers, together with their Affiliates and Associates and any 13d Group of which they are a part, shall not be deemed to Beneficially Own any Voting Stock or Common Stock of the Company in excess of the Maximum Percentage Ownership solely as the result of an acquisition of Voting Stock or Common Stock by the Company until such time thereafter as the Purchasers, together with their Affiliates and Associates and any 13d Group of which they are a part, shall become the Beneficial Owner (other than by means of a stock dividend or stock split or as a result of thereafter becoming the Beneficial Owner of shares issuable or issued upon the exercise of options to acquire Voting Stock or Common Stock granted to the Purchasers by the Company) of any additional shares of Voting Stock or Common Stock of the Company while the Purchasers, together with their Affiliates and Associates and any 13d Group of which they are a part, otherwise are, or as a result of which the Purchasers, together with their Affiliates and Associates and any 13d Group of which they are a part, otherwise become, the Beneficial Owner of any Voting Stock or Common Stock of the Company in excess of the Maximum Percentage Ownership."

3.           Counterparts.  This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

4.           Entire Agreement.  This Amendment together with the Purchase Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  There are no representations or warranties, agreements or covenants with respect to the subject matter hereof other than those expressly set forth in this Amendment and the Purchase Agreement.

5.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS.

6.           Public Announcements.  The Company, on the one hand, and Noteholders, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Amendment or the transactions contemplated hereby, except for statements required by Law or by any listing agreements with or rules of any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures reasonably determined as required to be filed pursuant to the Securities Act or the Exchange Act.

7.           Headings.  The headings of this Amendment are for convenience or reference only and are not part of the substance of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.

LUBY’S, INC

By:	/s/Gasper Mir, III
Name:	Gasper Mir, III
Title:	Chairman of the Board

NOTEHOLDERS:

/s/Harris J. Pappas
Harris J. Pappas

/s/Christopher J. Pappas
Christopher J. Pappas